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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

THE BOARD OF DIRECTORS
EVERGREEN HEALTHCARE, INC.


We consent to the incorporation by reference in the registration statement on Form S-4/S-8 of Paragon Health Network, Inc. of our report dated August 17, 1995 relating to the consolidated statements of operations, stockholders' equity and cash flows of Evergreen Healthcare, Inc. and subsidiaries for the year ended December 31, 1994, which report appears in the Registration Statement on Form S-4 (No. 333-36525) of Living Centers of America, Inc. (predecessor to Paragon Health Network, Inc.) and to the reference to our firm under the heading "Experts" in the prospectus.


                                                KPMG PEAT MARWICK LLP



Indianapolis, Indiana
June 12, 1998